Exhibit 99.1

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028, U.S.A.
Phone: (602) 494-5328 - Fax: (602) 494-5317

FOR IMMEDIATE RELEASE

Investor Relations (602) 494-5328

Southern Copper Corporation Reports

Fourth Quarter and 2006 Results

Phoenix, January 25, 2007- Southern Copper Corporation (SCC) (NYSE and LSE: PCU)

2006 FOURTH QUARTER HIGHLIGHTS

•                  On December 7, 2006, we announced a considerable increase in ore reserves at our Peruvian mines.  Using 90 cents per pound copper price assumption, ore reserves increased 83% in the Toquepala mine and 8% in the Cuajone mine.

•                  Fourth quarter 2006 net sales increased by $483.8 million compared to the fourth quarter of 2005 and amounted to $1,649.9 million, an increase of 41.5%.

•                  EBITDA during the fourth quarter of 2006 rose by $340.3 million to $1,019.0 million equivalent to 61.8% of sales, compared to an EBITDA of $678.7 million, or 58.2% of sales in the fourth quarter of 2005.

•                  Fourth quarter 2006 net income increased to $633.4 million from $420.4 million in the fourth quarter of 2005, an increase of 50.7% and amounted to $2.15 per fully diluted share, compared to $1.43 per fully diluted share for the fourth quarter of 2005.  This increase was due principally to higher copper, silver and zinc prices.

•                  On January 25, 2007 the Board of Directors authorized a dividend of $1.70 per share to be paid on March 2, 2007 to shareholders of record as of February 13, 2007.

•                  The LME and COMEX copper prices increased to an average of $3.21 and $3.19 per pound in the fourth quarter of 2006, respectively, compared to $1.95 and $2.03 respectively, in the fourth quarter of 2005.  Metals Week dealer oxide molybdenum price for the fourth quarter of 2006 was $25.11 per pound, compared to $29.08 per pound in the fourth quarter of 2005.

•                  After giving effect to 2006 capital and exploration spending of $478.5 million and dividend distributions of $1,509.1 million, net debt (debt minus cash and marketable securities) as of December 31, 2006 amounted to $226.3 million compared to $296.1 million at December 31, 2005.  At the same time, stockholders’ equity at the end of 2006 increased during the year by 9.5% amounting to $3.6 billion as of December 31, 2006.

•                  In the fourth quarter of 2006, zinc production at the San Luis Potosi zinc refinery was fully restored, after a fire in the first quarter of 2006.

•                  Net cash provided by operating activities was $985.6 million for the fourth quarter of 2006 compared with $662.1 million for the same period of 2005, an increase of 48.9%.

•                  In the fourth quarter 2006, production at La Caridad mine in Sonora, Mexico was restored to normal capacity, after lengthy, illegal work stoppages in the second and third quarters of the year.

SUMMARY FINANCIAL TABLE

	Fourth Quarter				Twelve Months
	2006	2005	Var.	%	2006	2005	Var.	%
	(in millions, except per share amounts and %s)

Copper sold — pounds	404.2	431.9	(27.7)	(6.4)%	1,386.2	1,540.0	(153.8)	(10.0)%

Net sales	1,649.9	1,166.1	483.8	41.5%	5,460.2	4,089.1	1,371.1	33.5%
Cost of sales	593.2	449.7	143.5	31.9%	2,031.2	1,635.4	395.8	24.2%
Operating income	952.4	616.3	336.1	54.5%	3,038.5	2,071.0	967.5	46.7%
EBITDA GAAP (1)	1,019.0	678.7	340.3	50.1%	3,315.8	2,335.1	980.7	42.0%
EBITDA margin	61.8%	58.2%	3.6%	6.2%	60.7%	57.1%	3.6%	6.3%
Net earnings	633.4	420.4	213.0	50.7%	2,015.9	1,400.1	615.8	44.0%
Earnings per share	2.15	1.43	0.72	50.7%	6.85	4.76	2.09	44.0%
Capital expenditures	122.8	207.3	(84.5)	(40.8)%	455.8	470.6	(14.8)	(3.1)%

(1) Reconciliation of net earnings computed in accordance to GAAP to EBITDA

	Fourth Quarter		Twelve Months
	2006	2005	2006	2005
Net earnings	633.4	420.4	2,015.9	1,400.1
Add:
Minority interest	2.7	7.9	9.3	12.5
Income taxes	299.9	184.3	979.6	589.7
Interest expense	31.4	22.6	114.1	108.9
Depreciation, amortization and depletion	76.3	70.9	275.1	277.2
Less:
Interest income	(15.8)	(17.2)	(50.2)	(30.8)
Interest capitalized	(8.9)	(10.2)	(28.0)	(22.5)
EBITDA	1,019.0	678.7	3,315.8	2,335.1

OTHER INFORMATION

	Fourth Quarter				Twelve Months
	2006	2005	VAR.	%	2006	2005	VAR.	%
	(in millions, except per share amounts and %s)

Total debt at end of period					1,528.5	1,172.1	356.4	30.4%
Total debt to capitalization ratio					29.5%	26.0%	3.5%	13.5%
Total cash & marketable securities at end of period					1,302.2	876.0	426.2	48.7%
Net debt (debt minus cash & marketable securities)					226.3	296.1	(69.8)	(23.6)%
Production data:
Copper mined (lbs)	395.9	399.7	(3.8)	(1.0)%	1,335.2	1,521.0	(185.8)	(12.2)%
Molybdenum mined (lbs)	8.2	7.4	0.8	10.8%	26.1	32.6	(6.5)	(19.9)%
Silver mined (oz)	4.5	4.8	(0.3)	(6.3)%	16.2	18.5	(2.3)	(12.4)%
Zinc mined (lbs)	73.7	76.8	(3.1)	(4.0)%	301.1	316.6	(15.5)	(4.9)%

Southern Copper Corporation reports net earnings of $633.4 million, or earnings per share of $2.15 the fourth quarter of 2006 compared with $420.4 million, or earnings per share of $1.43, for the fourth quarter of 2005.  Net earnings for year 2006 were $2,015.9 million, or earnings per share of $6.85, compared with $1,400.1 million or earnings per share of $4.76 in 2005.  These increases of 50.7% and 44.0% in the 3 month and year 2006 periods, respectively, were due principally to higher copper prices.

Net sales were $1,649.9 million in the fourth quarter of 2006 compared with $1,166.1 million in the fourth quarter of 2005, an increase of 41.5%.  Net sales in year 2006 were $5,460.2 million, compared with $4,089.1 million in year 2005, an increase of 33.5%. The average prices for copper, zinc and silver were higher in the fourth quarter of 2006 and the year 2006 than the comparable periods of 2005. Molybdenum, however, decreased in both 2006 periods. See price chart on page 6.

Mine copper production amounted to 395.9 million pounds in the fourth quarter of 2006, a decrease of 3.8 million pounds compared with the fourth quarter of 2005.  This decrease is principally due to an 11.7 million pounds reduction at our Toquepala mine due to lower grade and recovery, partially offset by an increase of 8.7 million pounds from the Cuajone mine due to higher grade. Molybdenum production increased 0.8 million pounds, from 7.4 million pounds in the fourth quarter of 2005 to 8.2 million pounds in the fourth quarter of 2006.  This increase is principally due to higher production at our Mexican operations due to higher grade and recoveries. Mine zinc production amounted to 73.7 million pounds in the fourth quarter of 2006, a 4.0% decrease from the fourth quarter of 2005.  The decrease of 3.1 million pounds in zinc production is due to lower grade.

The year 2006 has been a very difficult year for the Company, the accident at our Pasta de Conchos coal mine in Mexico in the first quarter of the year was a terrible tragedy, we are continuing and we will continue with our efforts to recover the bodies of our coworkers until the human and technical possibilities are exhausted. During the year the Company has taken various actions to help the families of our coworkers informing their relatives of such actions and providing them human, health and economic support, in addition to what they are legally entitled to.

Despite significant strike losses that affected some of our Mexican operations, the financial outcome for 2006 has been rewarding for our Company and its shareholders.  While the market price for copper has seen a decrease in late 2006 continuing into January 2007, we believe the fundamentals for copper remain strong and expect that 2007 will be another positive year for the Company.

Reporting on the Company’s modernization program, we are near the target date, January 31, 2007, established in our PAMA, the Ilo smelter modernization project is on schedule to be completed.  With the completion of the Ilo smelter modernization project, we will have fulfilled our total obligation under the PAMA.  Investment for all steps of the PAMA is expected to be more than $600 million.

Additionally, the Company’s crushing and conveying project at the Toquepala mine is in full production.  The primary crusher and associated overland conveying system are fully operational; construction of the operating ramp for this project will continue until expected completion in the first quarter of 2007.  The project is 99.1% complete.  We will construct a new SX/EW plant at the Cananea mine with a 33,000 mtpy capacity.  This project is in the engineering stage. In conjunction with this project, the Company is developing a crushing and conveying system project with a 15 million mtpy capacity.

With respect to expansion projects, an expansion of the Cananea concentrator is under a technical and economic evaluation. The expanded concentrator would have an additional milling capacity of 35,000 tons per year and would begin production in the year 2009.  In parallel, due to improving molybdenum grades, the Company also hopes to build a molybdenum plant to produce concentrates with approximately 4,000 tons of molybdenum content.

Regarding the Company’s exploration activities, the pre-feasibility study at Los Chancas, a copper-molybdenum property in southern Peru is in progress and we expect it to be completed in the second quarter of 2007.  Additionally, we have contracted a consulting firm to prepare a feasibility study for Tia Maria, a copper deposit in the department of Arequipa, Peru.  We expect the study to be completed by the middle of 2007 in order to decide the future plans for this project.

	LME	COMEX
Metals Price	Copper	Copper	Zinc	Silver	Gold	Molybdenum
Average	($/lb)	($/lb)	($/lb)	($/Oz)	($/oz)	($/lb)
1Q 2006	2.24	2.25	1.02	9.70	553.98	22.25
2Q 2006	3.27	3.37	1.49	12.22	627.40	24.22
3Q 2006	3.48	3.54	1.53	11.65	621.50	25.94
4Q 2006	3.21	3.19	1.91	12.59	614.47	25.11
4Q 2005	1.95	2.03	0.74	8.06	485.55	29.08
Average 2006	3.05	3.09	1.49	11.54	604.34	24.38
Average 2005	1.67	1.68	0.63	7.32	444.88	31.05
Var. 4Q06 vs. 4Q05	64.6%	57.1%	158.1%	56.2%	26.6%	(13.7)%

Source: Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide.

Metal Production and Sales

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	%	2006	2005	%
Copper (000s pounds)
Mined	395,900	399,700	(1.0)%	1,335,200	1,521,000	(12.2)%
Smelted	350,200	365,000	(4.1)%	1,298,500	1,378,200	(5.8)%
Refined	341,500	352,100	(3.0)%	1,263,800	1,397,400	(9.6)%
Rod	49,600	64,900	(23.6)%	212,900	249,500	(14.7)%
Sales	404,200	431,900	(6.4)%	1,386,200	1,540,000	(10.0)%

Silver (000s ounces)
Mined	4,500	4,800	(6.3)%	16,200	18,500	(12.4)%
Refined	3,200	3,400	(5.9)%	12,400	12,500	(0.8)%
Sales	5,100	5,700	(10.5)%	19,800	19,800	-

Molybdenum (000s pounds)
Mined	8,200	7,400	10.8%	26,100	32,600	(19.9)%
Sales	8,700	7,100	22.5%	25,600	32,200	(20.5)%

Zinc (000s pounds)
Mined	73,700	76,800	(4.0)%	301,100	316,600	(4.9)%
Refined	47,000	59,900	(21.5)%	112,500	223,800	(49.7)%
Sales	74,600	67,200	11.0%	281,100	294,200	(4.5)%

Southern Copper Corporation

CONDENSED CONSOLIDATED COMBINED STATEMENT OF EARNINGS
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2006	2005	VAR %	2006	2005	VAR %
	(in thousands, except for per share amounts)

Net sales	$1,649,944	$1,166,058	41.5%	$5,460,222	$4,089,145	33.5%

Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	593,227	449,725	31.9%	2,031,216	1,635,393	24.2%
Selling, general and administrative	20,210	21,930	(7.8)%	92,701	81,132	14.3%
Depreciation, amortization and depletion	76,275	70,919	7.6%	275,062	277,248	(0.8)%
Exploration	7,840	7,151	9.6%	22,704	24,356	(6.8)%
Total operating costs and expenses	697,552	549,725	26.9%	2,421,683	2,018,129	20.0%

Operating income	952,392	616,333	54.5%	3,038,539	2,071,016	46.7%

Interest expense	(31,416)	(22,643)	38.7%	(114,127)	(108,874)	4.8%
Interest capitalized	8,942	10,193	(12.3)%	27,951	22,509	24.2%
Gain (loss) on derivative instruments	-	(1,630)	(100.0)%	-	1,159	(100.0)%
Loss on debt prepayments	(177)	(2,895)	(93.9)%	(1,137)	(10,559)	(89.2)%
Other income (expense)	(9,463)	(3,959)	139.0%	3,345	(3,649)	(191.7)%
Interest income	15,761	17,224	(8.5)%	50,217	30,765	63.2%

Earnings before income taxes and minority interest	936,039	612,623	52.8%	3,004,788	2,002,367	50.1%

Income taxes	299,940	184,301	62.7%	979,620	589,744	66.1%
Minority interest	2,671	7,877	(66.1)%	9,301	12,475	(25.4)%

Net earnings	$633,428	$420,445	50.7%	$2,015,867	$1,400,148	44.0%

Per common share amounts:
Net earnings — basic and diluted	$2.15	$1.43	50.7%	$6.85	$4.76	44.0%
Dividends paid	$1.38	$0.85	62.4%	$5.13	$2.90	76.9%

Weighted average shares outstanding (Basic)	294,461	294,456		294,461	294,456
Weighted average shares outstanding (Diluted)	294,461	294,456		294,461	294,456

Southern Copper Corporation

CONDENSED CONSOLIDATED COMBINED BALANCE SHEET
(Unaudited)

	December 31,	December 31,
	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$1,022,242	$876,003
Marketable securities	280,000	-
Accounts receivable	604,394	386,460
Inventories	413,929	395,845
Prepaid taxes and other assets	98,117	56,046
Total current assets	2,418,682	1,714,354

Property, net	3,546,888	3,326,126
Capitalized mine stripping costs, net	-	289,369
Leachable material, net	231,516	210,118
Intangible assets, net	118,107	120,861
Other assets, net	38,286	26,746
Total assets	$6,353,479	$5,687,574

LIABILITIES
Current liabilities:
Current portion of long-term debt	$10,000	$10,000
Accounts payable	216,284	284,977
Income taxes	264,752	275,763
Due to affiliates	3,520	6,355
Accrued workers’ participation	300,867	195,552
Interest	41,228	14,009
Other accrued liabilities	50,274	8,976
Total current liabilities	886,925	795,632

Long-term debt	1,518,526	1,162,065
Deferred income taxes	234,623	259,089
Other liabilities	46,537	120,795
Asset retirement obligation	12,183	11,221
Total non-current liabilities	1,811,869	1,553,170

Commitments and contingencies

Minority interest	13,988	12,695

STOCKHOLDERS’ EQUITY
Common stock	678,573	690,808
Accumulated comprehensive income	2,932,124	2,635,269
Total stockholders’ equity	3,640,697	3,326,077
Total liabilities, minority interest and stockholders’ equity	$6,353,479	$5,687,574

Southern Copper Corporation

CONDENSED CONSOLIDATED COMBINED STATEMENTS OF CASH FLOW
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

OPERATING ACTIVITIES
Net earnings	$633,428	$420,447	$2,015,867	$1,400,148
Depreciation, amortization and depletion	76,275	70,919	275,062	277,248
Capitalized mine stripping and leachable material	(22,546)	(38,511)	(65,930)	(116,409)
Minority interest	2,671	7,877	9,301	12,475
Cash provided from (used for) operating assets and liabilities	496,964	227,462	38,118	106,337
Other, net	(201,187)	(26,113)	(193,709)	(25,103)
Net cash provided from operating activities	985,605	662,081	2,078,709	1,654,696

INVESTING ACTIVITIES
Capital expenditures	(122,785)	(207,325)	(455,816)	(470,636)
(Purchase) sale of marketable securities, net	(280,000)	-	(280,000)	45,267
Other	(17,531)	-	(15,121)	(10,501)
Net cash used for investing activities	(420,316)	(207,325)	(750,937)	(435,870)

FINANCING ACTIVITIES
Debt incurred (repaid)	(9,267)	(53,184)	356,461	(158,223)
Escrow deposits on long term loans	207	(290)	58	(601)
Dividends paid	(404,884)	(250,288)	(1,509,096)	(853,887)
Distributions to minority interest	(1,946)	(1,138)	(8,282)	(5,297)
Other	-	(37,714)	-	(37,591)
Net cash used for financing activities	(415,890)	(342,614)	(1,160,859)	(1,055,599)

Effect of exchange rate changes on cash	(45,256)	(3,009)	(20,674)	2,069

Increase in cash and cash equivalent	104,143	109,133	146,239	165,296

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers worldwide and holds the second largest copper reserves of any listed company in the world.  We are a NYSE and Lima Stock Exchange (LSE) listed company that is 75.1% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 24.9% ownership interest is held by the international investment community.  We operate mining units and metallurgical facilities in Mexico and Peru and conduct exploration activities in Mexico, Peru and Chile.

Conference call

The Company’s fourth quarter earnings conference call will be held on January 29, 2007 beginning at 12:00 p.m. (EST — New York and Lima) (11:00 a.m. Mexico City).  To participate:

Dial-in number:	866-371-3858 in the U.S 832-445-1647 outside the U.S.
J. Eduardo Gonzalez, Chief Financial Officer Raul Jacob, Head of Investor Relations
Conference ID:	ID 5880969 and “Southern Copper Fourth Quarter 2006 Results”

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.